EXHIBIT 99.1

PRESS RELEASE OF OCTOBER 10, 2006

AEP HIKES EARNINGS GROWTH FORECAST TO 5%-7% ANNUALLY,
WILL RECOMMEND DIVIDEND INCREASE TO BOARD OF DIRECTORS

COLUMBUS, Ohio, Oct. 10, 2006 - American Electric Power (NYSE: AEP) increased its long-range ongoing earnings growth forecast and will recommend its board of directors increase the dividend, the company said this morning during presentations to investors and analysts in New York.

“Our earnings performance the past two years, after we focused our strategy on our core utility business and reorganized to create strong regional utilities, has established a track record of success,” said Michael G. Morris, AEP’s chairman, president and chief executive officer. “The new organizational structure retained the efficiencies and low costs that come from being part of a large organization, but moved decision-making to the regional utilities. This benefits the customers and improves our responsiveness to regulators. It also has enabled us to introduce innovative rate plans that reduce regulatory lag, focus on capital efficiency and benefit our bottom line.

“Our strategy will remain focused on our core utility business,” Morris said. “We anticipate long-range ongoing earnings growth of 5 percent to 7 percent annually, significantly better than the 3 percent growth we had forecast in the past.”

Morris also said the company management would recommend this month that the board of directors increase the quarterly dividend by $0.02 per share beginning in December, which would increase the annual dividend approximately 5 percent to $1.56 per share from $1.48 per share.

AEP told investors and analysts that it reaffirmed its ongoing guidance range for 2006 of between $2.65 and $2.80 per share. It established ongoing guidance of between $2.85 and $3.05 per share in 2007, $3.00 and $3.30 per share in 2008 and $3.15 and $3.45 per share in 2009. In providing ongoing earnings guidance, there could be differences between ongoing earnings and earnings prepared in accordance with Generally Accepted Accounting Principles (GAAP) for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

“Our strategy for achieving this long-range growth is a simple, tried and true utility strategy,” Morris said. “We will continue to make disciplined investments in our utility operations to enhance reliability, improve environmental performance and add generation and energy delivery assets to support customer demand, and then seek rate recovery for the new investments. At the same time, we will continue our successful efforts to control costs.”

As examples of AEP’s investment strategy, Morris cited the company’s proposals to build two Integrated Gasification Combined Cycle clean-coal power plants in its eastern operating area, its plans to build two ultra-supercritical pulverized coal power plants in its western operating area, and a proposal to build a 550-mile transmission line from West Virginia to New Jersey that would address congestion issues that inhibit power sales into the Mid-Atlantic region from low-cost Midwestern generation owned by AEP and others.

Morris also said AEP will form a joint venture company with an outside company to fund and own new electric transmission assets in Texas. “Texas faces a significant - and growing - need for transmission investment to address existing areas of congestion and to support the competitive generation market in the state,” Morris said. “The state has a streamlined annual review process for recovery of transmission costs, which reduces regulatory lag while offering a return on equity that is similar to other state regulatory returns. Meeting the transmission needs in Texas is a good business opportunity for us.”

The company also reduced the combined 2007 and 2008 capital investment forecast by $528 million from previous guidance levels, primarily related to timing expectations for necessary regulatory approvals and legal reviews for Integrated Gasification Combined Cycle (IGCC) clean-coal plants AEP plans in Ohio and West Virginia. “We continue to pursue the necessary regulatory cost-recovery approvals from utility commissions in each state,” Morris said. “Should we receive final, clear approval for cost recovery in 2007 or 2008 and legal challenges - if any - have been resolved, we will move forward with construction immediately.”

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A webcast of today’s meeting with investors and analysts and the visuals used during the meeting are available at http://www.aep.com/go/webcasts .

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning nearly 36,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765 kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). American Electric Power, based in Columbus, Ohio, is celebrating its 100th anniversary in 2006.

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This report made by AEP and certain of its subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; the ability to build or require generating capacity when needed at acceptable prices and terms and to recover those costs through applicable rate cases or competitive rates; the ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments, transmission service and environmental compliance);resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp. and related matters); AEP's ability to constrain its operation and maintenance costs; AEP's ability to sell assets at acceptable prices and on other acceptable terms; the economic climate and growth in AEP's service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas, and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP's ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, and other energy-related commodities; changes in utility regulation, including implementation of EPACT and membership in and integration into regional transmission structures; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP's pension and other postretirement benefit plans; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation, and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.